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                                                                Exhibit 99.2


REPUBLIC INDUSTRIES, INC.


                                                200 East Las Olas Boulevard

                                                Suite 1400

                                                Fort Lauderdale, Florida 33301

                                                954-627-6000

                                                954-524-2372 FAX


FOR IMMEDIATE RELEASE                           CONTACT: J. RONALD CASTELL
- ---------------------                                  (305) 627-6000


                  REPUBLIC INDUSTRIES ANNOUNCES STOCK SPLIT


    Ft. Lauderdale, Florida (May 10, 1996)--Republic Industries, Inc. (NASDAQ:RWIN) Chairman and CEO H. Wayne Huizenga announced at the Company's 1996 Annual Meeting of Stockholders that the Company's Board of Directors had declared a two-for-one stock split in the form of a stock dividend. The dividend will be made to shareholders of record on May 28, 1996 and will be distributed on June 8, 1996.

    Republic is a diversified services company which currently provides primarily solid waste services to a broad range of solid waste generators in the U.S. solid waste services industry.